UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2021

QURATE RETAIL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33982	84-1288730

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 875-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A common stock	QRTEA	The Nasdaq Stock Market LLC
Series B common stock	QRTEB	The Nasdaq Stock Market LLC
8.0% Series A Cumulative Redeemable Preferred Stock	QRTEP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 18, 2021, Gregory B. Maffei, the Chairman of the Board and a director of Qurate Retail, Inc. (“Qurate Retail”), delivered a written offer (the “Offer”) to John C. Malone, a director of Qurate Retail, to acquire all of the outstanding shares of Series B common stock of Qurate Retail beneficially owned by Mr. Malone, his wife Leslie Malone and certain trusts for the benefit of Mr. Malone, Mrs. Malone and/or their children (the “Malone Group,” and such shares, the “Subject Shares”) at a per share price of $14.00 payable in cash, securities or such other form of consideration as to which Mr. Maffei and Mr. Malone might mutually agree. The transfer by the Malone Group of the Subject Shares was subject to the terms of that certain call agreement, dated February 9, 1998 (the “Call Agreement”), among Qurate Retail, as successor-in-interest to the assignee of Tele-Communications, Inc., a Delaware corporation, Mr. Malone and Mrs. Malone, which provided Qurate Retail with the right to acquire all, but not less than all, of the Subject Shares at a per share price equal to the lower of (x) the Offer price or (y) 110% of the average closing prices of a share of Series A common stock for the 30 consecutive trading days ending on May 17, 2021 (with the price calculated pursuant to clause (y) equal to $13.62 per share (the “Call Price”)) (the “Call Right”). As previously disclosed, on May 18, 2021, Mr. Malone provided written notice to Qurate Retail of his desire to accept the Offer, subject to the approval by the Board of Directors of Qurate Retail of the transactions contemplated thereby for purposes of Section 203 of the General Corporation Law of the State of Delaware, pursuant to the terms of the Call Agreement. Mr. Malone supports the long-term business strategy of Qurate Retail but desired to accept the Offer because it would provide flexibility for certain long-term estate and tax planning goals in light of potential changes in federal tax laws. However, in the event Qurate Retail determined to exercise the Call Right, Mr. Malone indicated a preference for the payment of the per share price in the form of shares of Series A common stock of Qurate Retail such that he would continue to hold a substantial investment in Qurate Retail.

Stock Exchange Agreement with John C. Malone

On June 2, 2021, Qurate Retail delivered written notice to Mr. Malone to exercise the Call Right and to pay the per share Call Price required by the Call Agreement in shares of Series A common stock of Qurate Retail. On June 3, 2021, Qurate Retail and the Malone Group entered into a Stock Exchange Agreement (the “Malone Stock Exchange Agreement”) to effect the closing of the Call Right exercise, pursuant to which the Malone Group transferred to Qurate Retail an aggregate of 27,655,931 shares of Series B common stock, and in exchange (the “Malone Exchange”), Qurate Retail issued to the Malone Group an aggregate of 30,421,522 shares of Series A common stock. Under the terms of the Call Agreement, the aggregate Call Price converts into an equivalent ratio of 1.1 shares of Series A common stock for each share of Series B common stock with the aggregate number of shares of Series A common stock issued to each member of the Malone Group rounded down to the nearest whole share.

Arrangements with Gregory B. Maffei

As a result of the Malone Exchange and in the absence of the negotiated Letter Agreement (defined below) Mr. Maffei would have had the right to assert that a “Change of Control” (as defined in that certain Executive Employment Agreement, dated as of December 13, 2019 (the “Employment Agreement”), by and between Liberty Media Corporation, a Delaware corporation (“Liberty Media”), and Mr. Maffei) with respect to Qurate Retail had occurred and that Mr. Maffei had “Good Reason” (as defined in the Employment Agreement) to resign from and terminate his employment with Qurate Retail. This would have resulted in the acceleration of the vesting of Mr. Maffei’s outstanding and unvested Qurate Retail equity-based awards, the obligation of Qurate Retail to pay Mr. Maffei certain severance related benefits and the obligation of Qurate Retail to make a termination payment to Liberty Media pursuant to that certain Services Agreement, dated as of September 23, 2011, between Qurate Retail and Liberty Media, as clarified by that certain Letter Agreement, dated as of September 23, 2011, by and between Qurate Retail and Liberty Media, and as amended by that certain First Amendment to Services Agreement, effective as of December 13, 2019, by and between Qurate Retail and Liberty Media (the “Services Agreement”).

Waiver Letter and Amendment of Employment Agreement

On June 3, 2021, Qurate Retail, Liberty Media and Mr. Maffei entered into a Waiver Letter and Amendment of Employment Agreement (the “Letter Agreement”), pursuant to which, among other things, Mr. Maffei (x) waived his rights to assert that Qurate Retail’s exercise of the Call Right, the transactions to be consummated pursuant to the Malone Stock Exchange Agreement or the resulting reduction in the Malone Group’s voting power with respect to Qurate Retail (collectively, the “Specified Events”) would constitute a “Change in Control” or “Good Reason,” in each case, as defined in the Employment Agreement, with respect to Qurate Retail, and agreed not to terminate his employment with Qurate Retail for “Good Reason” in connection with or arising out of the Option Cancellation (as defined below) or any of the Specified Events, and (y) consented to the cancellation (the “Option Cancellation”) of stock option awards to purchase shares of Series B common stock that had been granted to Mr. Maffei on each of December 24, 2014, and March 31, 2015 for 1,137,228 shares at an exercise price of $16.97 per share, and 197,783 shares at an exercise price of $16.71 per share, respectively. In consideration for the foregoing, pursuant to the Letter Agreement, (i) Mr. Maffei received a grant of 1,101,321 restricted shares of Series B common stock that are scheduled to vest, subject to Mr. Maffei’s continued employment with Qurate Retail, in two equal tranches on December 10, 2024 and the fifth anniversary of the grant date, subject to earlier vesting under certain circumstances, and (ii) Qurate Retail agreed that the portion of the Annual Equity Awards (as defined in the Employment Agreement) to be granted by Qurate Retail to Mr. Maffei pursuant to Section 4.11 of the Employment Agreement for calendar years 2022, 2023 and 2024 shall be granted with respect to the Series B common stock.

Maffei Stock Exchange Agreement

Exchange and Cap. Also, on June 3, 2021, Qurate Retail and Mr. Maffei also entered into a Stock Exchange Agreement (the “Maffei Stock Exchange Agreement”) pursuant to which, among other things: (i) on June 3, 2021, Mr. Maffei transferred to Qurate Retail an aggregate of 5,378,308 shares of Series A common stock, and in exchange Qurate Retail issued to Mr. Maffei an equivalent number of shares of Series B common stock; (ii) Qurate Retail agreed that on the terms and subject to the conditions of the Maffei Stock Exchange Agreement, Mr. Maffei, at his option (during the six-month period following the vesting of the performance-based restricted stock unit award granted to Mr. Maffei on March 10, 2021), may transfer to Qurate Retail the number of shares of Series A common stock actually received by Mr. Maffei upon vesting of such performance-based restricted stock unit award in exchange for an equivalent number of newly-issued shares of Series B common stock (the “Subsequent Exchange”); (iii) Mr. Maffei agreed that until December 31, 2024 (the “Cap Period”), which is also the end of the current term of his employment as set forth in the Employment Agreement, he will not, and will not authorize or permit any of his affiliates that he controls (“Controlled Affiliates”) to, acquire or agree to acquire (or announce publicly an intent to acquire) by purchase or otherwise, beneficial ownership of voting securities of Qurate Retail (or direct or indirect rights or options to acquire any such voting securities) if, after giving effect to any such acquisition of securities, the aggregate voting power of Qurate Retail’s voting securities beneficially owned by Mr. Maffei and his Controlled Affiliates would exceed 20.0% of the voting power of all of the outstanding voting securities (assuming, for purposes of this calculation that all voting securities beneficially owned by Mr. Maffei which are not outstanding are included in the calculation) (the “Cap”); and (iv) the foregoing transactions by which Mr. Maffei and certain of his related persons became an “interested stockholder” were approved for purposes of Section 203 of the General Corporation Law of the State of Delaware.

The Cap is subject to certain exceptions, including (i) the Subsequent Exchange, (ii) the receipt, exercise or vesting of his equity compensation awards and (iii) any dividend or other distribution made, or similar action taken, by Qurate Retail (including the receipt in connection therewith of any rights, warrants or other securities granting the holder the right to acquire voting securities of Qurate Retail, and any acquisition of voting securities of Qurate Retail upon the exercise thereof). However, if during the Cap Period, the voting power of the outstanding voting securities of Qurate Retail beneficially owned by Mr. Maffei and his Controlled Affiliates exceeds the Cap, Mr. Maffei will, and will cause his Controlled Affiliates to, vote his voting securities that represent voting power in excess of the Cap, in the same proportions as the votes cast by stockholders of Qurate Retail unaffiliated with Mr. Maffei on any matter submitted to a vote of the Qurate Retail’s stockholders. In addition, Mr. Maffei and his Controlled Affiliates may not transfer voting securities of Qurate Retail to any other Controlled Affiliate of Mr. Maffei unless such transferee has agreed to be bound by the terms of the Maffei Stock Exchange Agreement.

Pro Forma Ownership

Following the consummation of the transactions described above, approximately 404.6 million shares of Series A common stock and approximately 8.2 million shares of Series B common stock are estimated to be outstanding, in each case, as of June 3, 2021, based upon 379,563,326 shares of Series A common stock and 29,353,492 shares of Series B common stock outstanding as of April 30, 2021, as reported by the Issuer in its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the Securities and Exchange Commission on May 7, 2021, as adjusted for the consummation of the transactions described herein. Following the consummation of the transactions described above and based upon such number of estimated outstanding shares, Mr. Maffei may be deemed to beneficially own voting equity securities of Qurate Retail representing approximately 18.0% of the voting power with respect to the general election of directors of Qurate Retail and a 2.3% economic interest, and Mr. Malone may be deemed to beneficially own voting equity securities representing approximately 6.5% of the voting power with respect to the general election of directors of Qurate Retail and a 7.7% economic interest. Actual share ownership can be found in the most recent amendments to the Schedule 13D filings of Mr. Malone and Mr. Maffei. Mr. Malone will remain on the Qurate Retail Board of Directors.

The foregoing descriptions of the Malone Stock Exchange Agreement, the Maffei Stock Exchange Agreement, the Letter Agreement and Mr. Maffei’s restricted stock award do not purport to be complete and are subject to, and qualified in their entirety by, such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The shares of Series A common stock and Series B common stock issued by Qurate Retail to Mr. Malone pursuant to the Malone Stock Exchange Agreement and to Mr. Maffei pursuant to the Maffei Stock Exchange Agreement, respectively, were not registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended. Each share of Qurate Retail’s Series B common stock is convertible, at the option of the holder, into one share of Qurate Retail’s Series A common stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Letter Agreement, the Option Cancellation and Mr. Maffei’s restricted stock award is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Exchange Agreement, dated June 3, 2021, among John C. Malone, Leslie A. Malone, The John C. Malone 1995 Revocable Trust, The Leslie A. Malone 1995 Revocable Trust, The Tracy M. Neal Trust A, The Evan D. Malone Trust A and Qurate Retail, Inc.
10.2	Stock Exchange Agreement, dated June 3, 2021, between Gregory B. Maffei and Qurate Retail, Inc.
10.3	Waiver Letter and Amendment of Employment Agreement, dated June 3, 2021, among Gregory B. Maffei, Liberty Media Corporation and Qurate Retail, Inc.
10.4	Restricted Share Award Agreement under the Qurate Retail, Inc. 2020 Omnibus Incentive Plan, as amended, dated as of June 3, 2021, by and between Qurate Retail, Inc. and Gregory B. Maffei.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 4, 2021

QURATE RETAIL, INC.

By:	/s/ Renee L. Wilm
	Name:	Renee L. Wilm
	Title:	Chief Legal Officer and Chief Administrative Officer